UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 31, 2007

(Date of earliest event reported)

QUEST RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification Number)

9520 North May Ave., Suite 300

Oklahoma City, Oklahoma 73120

(Address of principal executive offices, including zip code)

(405) 488-1304

(Registrant's telephone number, including area code)

1.01Entry into a Material Definitive Agreement

On January 31, 2007, our majority-owned subsidiary, Quest Midstream Partners, L.P. ("Quest Midstream"), and its wholly-owned subsidiary, Bluestem Pipeline, LLC ("Bluestem"), entered into a new credit agreement consisting of a five-year $75 million revolving credit facility. The Credit Agreement is among Bluestem, as the borrower, Quest Midstream, as a guarantor, Royal Bank of Canada, as administrative agent and collateral agent, and the lenders party thereto.

Bluestem may, from time to time, request an increase in the $75 million commitment by an amount in the aggregate not exceeding $50 million. However, the lenders are under no obligation to increase the revolving credit facility upon such request.

Bluestem will pay a quarterly commitment fee equal to 0.30% to 0.50% (depending on the leverage ratio) on the difference between $75 million and the outstanding balance of borrowings and letters of credit under the revolving credit facility.

In general, interest will accrue on the revolving credit facility at either LIBOR plus a margin ranging from 1.25% to 2.00% (depending on the leverage ratio) or the base rate plus a margin ranging from 0.25% to 1.00% (depending on the leverage ratio), at our option. The revolving credit facility may be prepaid, without any premium or penalty, at any time.

Quest Midstream will guarantee all of Bluestem's obligations under the Credit Agreement. The revolving credit facility will be secured by a first priority lien on substantially all of the assets of Quest Midstream and Bluestem.

The Credit Agreement provides that any amounts owing under any hedging agreement entered into with lenders or their affiliates will rank pari passu in right of payment with the obligations under the Credit Agreement and will be secured by the liens granted under the loan documents.

Bluestem, Quest Midstream and their subsidiaries are required to make certain representations and warranties that are customary for credit agreements of this type. The Credit Agreement also contains affirmative and negative covenants that are customary for credit agreements of this type. The covenants in the Credit Agreement include, without limitation, delivery of financial statements and other financial information; notice of defaults and certain other matters; payment of obligations; preservation of legal existence and good standing; maintenance of assets and business; maintenance of insurance; compliance with laws and contractual obligations; maintenance of books and records; permit inspection rights; use of proceeds; execution of guaranties by subsidiaries; perfecting security interests in after-acquired property; maintenance of fiscal year; limitations on liens; limitations on investments; limitation on hedging agreements; limitations on indebtedness; limitations on lease obligations; limitations on fundamental changes; limitations on dispositions of assets; limitations on restricted payments, distributions and redemptions; limitations on nature of business, capital expenditures and risk management; limitations on transactions with affiliates; limitations on burdensome agreements; and compliance with financial covenants.

The Credit Agreement's financial covenants prohibit Bluestem, Quest Midstream and any of their subsidiaries from:

•              permitting the interest coverage ratio (ratio of consolidated EBITDA to consolidated interest charges) at any fiscal quarter-end, commencing with the quarter ended March 31, 2007, to be less than the ratio of 3.01 to 1.0; and

•              permitting the leverage ratio (ratio of cash adjusted consolidated funded debt to consolidated EBITDA) at any fiscal quarter-end, commencing with the quarter ended March 31, 2007, to be greater than 4.0 to 1.0.

Consolidated EBITDA is defined in the Credit Agreement to mean for Quest Midstream and its subsidiaries on a consolidated basis, an amount equal to the sum of (i) consolidated net income, (ii) consolidated interest charges,

(iii) the amount of taxes, based on or measured by income, used or included in the determination of such consolidated net income, (iv) the amount of depreciation, depletion and amortization expense deducted in determining such consolidated net income, and (v) other non-cash charges and expenses, including, without limitation, non-cash charges and expenses related to swap contracts or resulting from accounting convention changes, of Quest Midstream and its subsidiaries on a consolidated basis, all determined in accordance with GAAP.

Consolidated interest charges is defined to mean for Quest Midstream and its subsidiaries on a consolidated basis, the sum of (i) all interest, premium payments, fees, charges and related expenses of Quest Midstream and its subsidiaries in connection with indebtedness (net of interest rate swap contract settlements) (including capitalized interest), in each case to the extent treated as interest in accordance with GAAP, and (ii) the portion of rent expense of Quest Midstream and its subsidiaries with respect to any period under capital leases that is treated as interest in accordance with GAAP.

Consolidated net income is defined to mean for Quest Midstream and its subsidiaries on a consolidated basis, the net income or net loss of Quest Midstream and its subsidiaries from continuing operations, excluding: (i) the income (or loss) of any entity other than a subsidiary, except to the extent that any such income has been actually received by Quest Midstream or such subsidiary in the form of cash dividends or similar cash distributions; (ii) extraordinary gains and losses; (iii) any gains or losses attributable to non-cash write-ups or write-downs of assets; (iv) proceeds of any insurance on property, plant or equipment other than business interruption insurance; (v) any gain or loss, net of taxes, on the sale, retirement or other disposition of assets; and (vi) the cumulative effect of a change in accounting principles.

The Credit Agreement contains some "phase-in" provisions with respect to the calculation of the financial covenants during 2007.

Bluestem is required during each calendar year to have at least 15 consecutive days during which there are no revolving loans outstanding for the purpose of financing working capital or funding quarterly distributions of Quest Midstream.

Events of default under the Credit Agreement are customary for transactions of this type and include, without limitation, non-payment of principal when due, non-payment of interest, fees and other amounts for a period of three business days after the due date, failure to perform or observe covenants and agreements (subject to a 30-day cure period in certain cases), representations and warranties not being correct in any material respect when made, certain acts of bankruptcy or insolvency, cross defaults to other material indebtedness, and change of control. Under the Credit Agreement a change of control means (i) we fail to own or to have voting control over, at least 51% of the equity interest of Quest Midstream GP, LLC, Quest Midstream's general partner; (ii) any person acquires beneficial ownership of 51% or more of the equity interest in Quest Midstream; (iii) Quest Midstream fails to own 100% of the equity interests in Bluestem or (iv) we undergo a change in control (the acquisition by a person, or two or more persons acting in concert, of beneficial ownership of 50% or more of our outstanding shares of voting stock, except for a merger with and into another entity where the other entity is the survivor if our stockholders of record immediately preceding the merger hold more than 50% of the outstanding shares of the surviving entity).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures under Item 1.01 Entry into a Material Definitive Agreement, which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

By:	/s/ Jerry D. Cash
Jerry D. Cash
Chief Executive Officer

Date: February 5, 2007

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